Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-214297) pertaining to the TimkenSteel Corporation Amended and Restated 2014 Equity and Incentive Compensation Plan;
(2)	Registration Statement (Form S-8 No. 333-197076) pertaining to the TimkenSteel Corporation Savings Plan for Certain Bargaining Employees;
(3)	Registration Statement (Form S-8 No. 333-197077) pertaining to the TimkenSteel Corporation Savings and Investment Pension Plan;
(4)	Registration Statement (Form S-8 No. 333-197078) pertaining to the TimkenSteel Corporation 2014 Equity and Incentive Compensation Plan;
(5)	Registration Statement (Form S-8 No. 333-197079) pertaining to the TimkenSteel Corporation Voluntary Investment Pension Plan;
(6)	Registration Statement (Form S-3 No. 333-208930) of TimkenSteel Corporation; and
(7)	Registration Statement (Form S-3 No. 333-216781) pertaining to the TimkenSteel Corporation Amended and Restated 2014 Equity and Incentive Compensation Plan;
of our reports dated February 20, 2019, with respect to the consolidated financial statements and schedule of TimkenSteel Corporation and the effectiveness of internal control over financial reporting of TimkenSteel Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2018.

/s/ Ernst & Young LLP

Cleveland, Ohio
February 20, 2019